UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2011
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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
 (Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On May 9, 2011, ServiceSource International, Inc. issued a press release announcing its results for the quarter ended March 31, 2011.  The issued press release incorrectly stated that the outlook for adjusted EBITDA for the full year 2011 was in the range of $11 million to $12 million.  The correct outlook is a range of $10 million to $11 million.

In addition, on our earnings call today we inadvertently stated that our revenue guidance for the full year 2011 was in the range of $184 million to $187 million.  The correct guidance, as noted in our press release, is a range of $184 million to $186 million.

A copy of the press release, with the correction to our outlook for adjusted EBITDA for the full year 2011 and certain conforming changes, is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Corrected press release dated May 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011

SERVICESOURCE INTERNATIONAL, INC.

By:	Paul D. Warenski
Name:	Paul D. Warenski
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Corrected press release dated May 9, 2011